As filed with the Securities and Exchange Commission on April 18, 2014

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

U.S. Bancorp	Delaware	41-0255900

(Exact name of registrant As specified in its charter)	(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

800 Nicollet Mall Minneapolis, Minnesota 55402-4302 (651) 466-3000 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	James L. Chosy, Esq. 800 Nicollet Mall Minneapolis, Minnesota 55402-4302 (651) 466-3000 (Name, address and telephone number, including area code, of agent for service)

Copy to:

James J. Barresi, Esq.

Squire Sanders (US) LLP

221 E. 4th Street, Suite 2900

Cincinnati, Ohio 45202

(513) 361-1200

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered in connection with dividend or interest reinvestment plans, check the following box. ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☑

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐

(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)	Amount to be Registered	Proposed Maximum Offering Price per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(2)(3)
Senior Notes
Subordinated Notes
Common Stock
Preferred Stock
Depositary Shares
Debt Warrants (4)
Equity Warrants (5)
Units (6)
Purchase Contracts
Total:

(1)  The securities of each class may be offered and sold by the Registrant and/or may be offered and sold, from time to time, by one or more selling securityholders to be identified in the future. The selling securityholders may purchase the securities directly from the Registrant, or from one or more underwriters, dealers or agents.

(2)  An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be sold at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units. In accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of all of the registration fee and will pay the registration fee subsequently in advance or on a pay-as-you-go basis.

(3)  This registration statement also covers an indeterminate amount of registered securities that may be reoffered and resold on an ongoing basis after their initial sale in market-making transactions by affiliates of the Registrant. Pursuant to Rule 457(q) under the Securities Act, no filing fee is required for the registration of an indeterminate amount of securities to be offered in such market-making transactions. All such market making reoffers and resales of these securities that are made pursuant to a registration statement after the effectiveness of this registration statement are being made solely pursuant to this registration statement.

(4)  Debt Warrants will represent rights to purchase debt securities registered hereby. Because the Debt Warrants will provide a right only to purchase the debt securities offered hereunder, no additional registration fee is required for the Debt Warrants.

(5)  Equity Warrants will represent rights to purchase equity securities registered hereby. Because the Equity Warrants will provide a right only to purchase the equity securities offered hereunder, no additional registration fee is required for the Equity Warrants.

(6)  Any registered securities may be sold separately or as Units with other registered securities. Units may consist of two or more securities in any combination, which may or may not be separable from one another. Each Unit will be issued under a unit agreement. Because Units will consist of securities registered hereunder, no additional registration fee is required for the Units.

Explanatory Note

This Registration Statement contains:

•                  a base prospectus to be used by U.S. Bancorp and/or one or more selling securityholders to be identified in the future in connection with offerings of its senior notes, subordinated notes, common stock, preferred stock, depositary shares, debt warrants, equity warrants, units and stock purchase contracts; and

•                  a market-making prospectus intended for use by affiliates of U.S. Bancorp, including U.S. Bancorp Investments, Inc., in connection with offers and sales related to the secondary market transactions in senior notes, subordinated notes, common stock, preferred stock, depositary shares, debt warrants, equity warrants, units and stock purchase contracts of U.S. Bancorp that were initially registered, and were initially offered and sold, under registration statements previously filed by U.S. Bancorp.

The base prospectus also may be used by affiliates of U.S. Bancorp, including U.S. Bancorp Investments, Inc., in market-making transactions in the securities described therein after they are initially offered and sold.

PROSPECTUS

U.S. Bancorp

800 Nicollet Mall

Minneapolis, Minnesota 55402

(651) 466-3000

U.S. Bancorp

Senior Notes

Subordinated Notes

Common Stock

Preferred Stock

Depositary Shares

Debt Warrants

Equity Warrants

Units

Purchase Contracts

The securities of each class may be offered and sold from time to time by us and/or by one or more selling securityholders to be identified in the future. We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in the securities described in the applicable prospectus supplement.

These securities will be our equity securities or unsecured obligations and will not be savings accounts, deposits or other obligations of any bank or nonbank subsidiary of ours and are not insured by the Federal Deposit Insurance Corporation or any other government agency.

This prospectus, together with the relevant pricing supplement, if any, prospectus supplement and prospectus describing the terms of the specific securities being offered and sold, may be used by our affiliates, including U.S. Bancorp Investments, Inc., in connection with offers and sales of such securities referred to above. These affiliates may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale. We will not receive any of the proceeds of such sales. Our affiliates, including U.S. Bancorp Investments, Inc., do not have any obligation to make a market in the above referenced securities, and may discontinue their market-making activities at any time without notice, in their sole discretion.

U.S. Bancorp Investments, Inc. is a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and may participate in distributions of the securities referred to above. Accordingly, the participation of such entity in the offerings of such securities will conform with the requirements addressing conflicts of interest when distributing the securities of an affiliate set forth in FINRA Rule 5121.

Our common stock is listed on the New York Stock Exchange under the symbol “USB.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus may not be used to sell securities unless accompanied by the applicable prospectus supplement.

The date of this prospectus is April 18, 2014.

i

The words “USB,” “Company,” “we,” “our,” “ours” and “us” refer to U.S. Bancorp and its subsidiaries, unless otherwise stated.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the U.S. Securities and Exchange Commission, or the SEC. You may read and copy any document that we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549.  Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. In addition, our SEC filings are available to the public from the SEC’s web site at http://www.sec.gov. Our SEC filings are also available at the offices of the New York Stock Exchange. For further information on obtaining copies of our public filings at the New York Stock Exchange, you should call (212) 656-5060.

The SEC allows us to incorporate by reference the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the following documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, until we or any underwriters sell all of the securities:

•                  Our Annual Report on Form 10-K for the year ended December 31, 2013.

•                  Current Reports on Form 8-K filed on January 7, 2014, January 22, 2014, January 30, 2014, January 31, 2014, March 14, 2014, March 26, 2014, April 16, 2014 and April 17, 2014.

•                  The description of our common stock set forth in our registration statement on Form 8-A filed under the Exchange Act on October 6, 1994, by First Bank System, Inc. (now known as U.S. Bancorp), including any amendment or report filed for the purpose of updating such description.

Unless otherwise stated in the applicable reports, information furnished under Item 2.02 or 7.01 of our Current Reports on Form 8-K is not incorporated by reference.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

U.S. Bancorp

800 Nicollet Mall

Minneapolis, Minnesota 55402

Attn: Investor Relations Department

(612) 303-0799 or (866) 775-9668

SECURITIES WE MAY OFFER

We may use this prospectus to offer securities in one or more offerings. A prospectus supplement, which we will provide each time we offer securities, will describe the amounts, prices and detailed terms of the securities and may describe risks associated with an investment in the securities. We will also include in the prospectus supplement, where applicable, information about material United States federal income tax considerations relating to the securities. Terms used in this prospectus will have the meanings described in this prospectus unless otherwise specified. The securities of each class as described in this prospectus may also be offered and sold, from time to time, by one or more selling securityholders to be identified in the future.

We may sell the securities to or through underwriters, dealers or agents or directly to purchasers. We, as well as any agents acting on our behalf, reserve the sole right to accept or to reject in whole or in part any proposed purchase of our securities. Each prospectus supplement will set forth the names of any underwriters, dealers or agents involved in the sale of our securities described in that prospectus supplement and any applicable fee, commission or discount arrangements with them.

This prospectus may not be used to sell securities unless accompanied by the applicable prospectus supplement.

Common Stock

We may sell our common stock, par value $0.01 per share. In a prospectus supplement, we will describe the aggregate number of shares offered and the offering price or prices of the shares.

Preferred Stock and Depositary Shares

We may sell shares of our preferred stock in one or more series. In a prospectus supplement, we will describe the specific designation, the aggregate number of shares offered, the dividend rate or manner of calculating the dividend rate, the dividend periods or manner of calculating the dividend periods, the ranking of the shares of the series with respect to dividends, liquidation and dissolution, the stated value of the shares of the series, the voting rights of the shares of the series, if any, whether and on what terms the shares of the series will be convertible or exchangeable, whether and on what terms we can redeem the shares of the series, whether we will offer depositary shares representing shares of the series and if so, the fraction or multiple of a share of preferred stock represented by each depositary share, whether we will list the preferred stock or depositary shares on a securities exchange and any other specific terms of the series of preferred stock.

Senior Notes and Subordinated Notes

Our notes, including senior notes and subordinated notes, may be senior or subordinated in priority of payment. We will provide a prospectus supplement that describes the ranking, whether senior or subordinated, the level of seniority or subordination (as applicable), the specific designation, the aggregate principal amount, the purchase price, the maturity, the redemption terms, the interest rate or manner of calculating the interest rate, the time of payment of interest, if any, the terms for any conversion or exchange, including the terms relating to the adjustment of any conversion or exchange mechanism, the listing, if any, on a securities exchange and any other specific terms of the notes.

Purchase Contracts

We may issue purchase contracts, including purchase contracts issued as part of a unit with one or more other securities, for the purchase or sale of our senior notes, subordinated notes, preferred stock, depositary shares or common stock.

Units

We may sell any combination of one or more of the other securities described in this prospectus, together as units. In a prospectus supplement, we will describe the particular combination of securities constituting any units and any other specific terms of the units.

Debt Warrants and Equity Warrants

We may sell warrants to purchase our senior notes, subordinated notes, shares of our preferred stock, shares of our common stock or units. In a prospectus supplement, we will inform you of the exercise price and other specific terms of the warrants, including whether our or your obligations, if any, under any warrants may be satisfied by delivering or purchasing the underlying securities or their cash value.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities offered by this prospectus for general corporate purposes, including working capital, capital expenditures, investments in or advances to existing or future subsidiaries, repayment of maturing obligations and refinancing of outstanding indebtedness. Pending such use, we may temporarily invest the proceeds or use them to reduce short-term indebtedness. We will not receive any proceeds from the sales of any securities by selling securityholders.

VALIDITY OF SECURITIES

Unless otherwise indicated in the applicable prospectus supplement, some legal matters will be passed upon for us by our counsel, Squire Sanders (US) LLP, Cincinnati, Ohio. Any underwriters will be represented by their own legal counsel.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2013, and the effectiveness of our internal control over financial reporting as of December 31, 2013, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

U.S. Bancorp

SENIOR NOTES

SUBORDINATED NOTES

COMMON STOCK

PREFERRED STOCK

DEPOSITARY SHARES

DEBT WARRANTS

EQUITY WARRANTS

UNITS

PURCHASE CONTRACTS

PROSPECTUS

April 18, 2014

PROSPECTUS

U.S. Bancorp

800 Nicollet Mall

Minneapolis, Minnesota 55402

(651) 466-3000

U.S. Bancorp

Senior Notes

Subordinated Notes

Common Stock

Preferred Stock

Depositary Shares

Debt Warrants

Equity Warrants

Units

Purchase Contracts

Affiliates of U.S. Bancorp, including U.S. Bancorp Investments, Inc., may use this prospectus in connection with market-making offers and sales in the secondary market of all outstanding senior notes, subordinated notes, common stock, preferred stock, depositary shares, debt warrants, equity warrants, units and purchase contracts issued by U.S. Bancorp as referenced herein. These affiliates may act as principal or agent in those transactions.  Secondary market sales made by them will be made at prices related to prevailing market prices at the time of sale.

None of the Securities and Exchange Commission, any state securities commission, the Federal Deposit Insurance Corporation, or any other regulatory body has approved or disapproved of these securities or determined that this prospectus or any pricing supplement, prospectus supplement and accompanying prospectus describing the terms of a specific series of securities is truthful or complete. Any representation to the contrary is a criminal offense.

These securities are unsecured and are not savings accounts, deposits, or other obligations of any bank or non-bank subsidiary of ours.  These securities are not guaranteed by U.S. Bancorp, or any other bank, and are not insured by the Federal Deposit Insurance Corporation or any other government agency or instrumentality.

In making your investment decision, you should rely only on the information contained or incorporated by reference in this prospectus.  We have not authorized anyone to provide you with any other information.

These securities are being offered for sale only in jurisdictions where sales are permitted.

The date of this prospectus is April 18, 2014.

U.S. Bancorp is responsible for the information provided in this prospectus, and any prospectus supplement, pricing supplement and prospectus describing the terms of a specific series of securities being offered and sold in the secondary market.  U.S. Bancorp has not authorized anyone to provide you with any other information, and U.S. Bancorp takes no responsibility for any other information that others may provide you. You should not assume that the information contained or incorporated by reference in this prospectus, or in any prospectus supplement, pricing supplement and prospectus contained in or incorporated by reference is accurate as of any date other than the date of the applicable document.  This prospectus is not an offer to sell these securities, or a solicitation of an offer to buy these securities, in any jurisdiction where offers and sales are not permitted.

- i -

The words “USB,” “Company,” “we,” “our,” “ours” and “us” refer to U.S. Bancorp and its subsidiaries, unless otherwise stated.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the U.S. Securities and Exchange Commission, or the SEC. You may read and copy any document that we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549.  Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. In addition, our SEC filings are available to the public from the SEC’s web site at http://www.sec.gov. Our SEC filings are also available at the offices of the New York Stock Exchange. For further information on obtaining copies of our public filings at the New York Stock Exchange, you should call (212) 656-5060.

The SEC allows us to incorporate by reference the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the following documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, until we or any underwriters sell all of the securities:

•                  Our Annual Report on Form 10-K for the year ended December 31, 2013.

•                  Current Reports on Form 8-K filed on January 7, 2014, January 22, 2014, January 30, 2014, January 31, 2014, February 12, 2014, March 14, 2014, March 26, 2014, April 16, 2014 and April 17, 2014.

•                  The description of our common stock set forth in our registration statement on Form 8-A filed under the Exchange Act on October 6, 1994, by First Bank System, Inc. (now known as U.S. Bancorp), including any amendment or report filed for the purpose of updating such description.

Unless otherwise stated in the applicable reports, information furnished under Item 2.02 or 7.01 of our Current Reports on Form 8-K is not incorporated by reference.

All documents filed by U.S. Bancorp specified in Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the date the broker-dealer affiliates of U.S. Bancorp stop offering securities pursuant to this prospectus shall be incorporated by reference in this prospectus from the date of filing of such documents.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

U.S. Bancorp

800 Nicollet Mall

Minneapolis, Minnesota 55402

Attn: Investor Relations Department

(612) 303-0799 or (866) 775-9668

U.S. BANCORP

We are a multi-state financial holding company headquartered in Minneapolis, Minnesota. We were incorporated in Delaware in 1929 and operate as a financial holding company and a bank holding company under the Bank Holding Company Act of 1956. We provide a full range of financial services through our subsidiaries, including lending and depository services, cash management, foreign exchange and trust and investment management services. Our subsidiaries also engage in credit card services, merchant and automated teller machine processing, mortgage banking, insurance, brokerage and leasing services. We are the parent company of U.S. Bank National Association (“U.S. Bank”).

Our common stock is traded on the New York Stock Exchange under the ticker symbol “USB.” Our principal executive offices are located at 800 Nicollet Mall, Minneapolis, Minnesota 55402, and the contact telephone number is (866) 775-9668.

We refer you to the documents incorporated by reference in the attached prospectus, as described in the section “Where You Can Find More Information,” for more information about us and our businesses.

DESCRIPTION OF THE SECURITIES

The outstanding securities being offered by use of this prospectus consist of senior notes, subordinated notes, common stock, preferred stock, depositary shares, debt warrants, equity warrants, units and purchase contracts previously registered under the following registration statements of U.S. Bancorp: 333-173636; 333-150298 and 333-132297. The descriptions of the securities being offered hereby are contained in the prospectuses and supplements thereto pursuant to which such securities were initially offered that are contained in or deemed a part of the registration statements referred to above. The instruments governing such securities and other exhibits in respect of such securities were filed as exhibits or incorporated by reference in such registration statements. Such descriptions and exhibits are incorporated by reference into this prospectus; except that information contained in such prospectuses and supplements thereto that (i) constitutes a description of U.S. Bancorp or (ii) incorporates by reference any information contained in our current or periodic reports filed with the SEC, are superseded by the information in this prospectus.

PLAN OF DISTRIBUTION

This prospectus, together with the relevant pricing supplement, if any, prospectus supplement and prospectus describing the terms of the specific securities being offered and sold, may be used by affiliates of U.S. Bancorp, including U.S. Bancorp Investments, Inc., in connection with offers and sales related to market-making transactions in the senior notes, subordinated notes, common stock, preferred stock, depositary shares, debt warrants, equity warrants, units and purchase contracts referred to above. These affiliates of U.S. Bancorp may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale. U.S. Bancorp will not receive any of the proceeds of such sales. These affiliates of U.S. Bancorp do not have any obligation to make a market in the above referenced securities, and may discontinue their market-making activities at any time without notice, in their sole discretion.

U.S. Bancorp Investments, Inc. is a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and may participate in distributions of the securities referenced on the cover page of this prospectus. Accordingly, the participation of such entity in the offerings of such securities will conform with the requirements addressing conflicts of interest when distributing the securities of an affiliate set forth in FINRA Rule 5121.

USE OF PROCEEDS

U.S. Bancorp will not receive any of the proceeds from the sale of the securities referenced in this prospectus. All secondary market offers and sales made pursuant to this prospectus and any pricing supplement, prospectus supplement and prospectus describing the terms of the specific series of securities being offered and sold will be for the accounts of the broker-dealer affiliates of U.S. Bancorp in connection with market-making transactions.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2013, and the effectiveness of our internal control over financial reporting as of December 31, 2013, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

U.S. Bancorp

SENIOR NOTES

SUBORDINATED NOTES

COMMON STOCK

PREFERRED STOCK

DEPOSITARY SHARES

DEBT WARRANTS

EQUITY WARRANTS

UNITS

PURCHASE CONTRACTS

PROSPECTUS

April 18, 2014

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

The estimated expenses in connection with this Registration Statement are as follows:

SEC Registration fee		$(1)
Accountant’s fees and expenses	75,000
Legal fees and expenses	250,000
Trustee and Depositary fees and expenses	10,000
Printing and engraving expenses	25,000
Rating agencies’ fees	0
Miscellaneous	10,000
TOTAL	$370,000	(1)

(1)  The Registrant is registering an indeterminate amount of securities under this Registration Statement and in accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of any additional registration fee until the time the securities are sold under this Registration Statement pursuant to a prospectus supplement.

Item 15.  Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law contains detailed provisions for indemnification of directors and officers of Delaware corporations against expenses, judgments, fines and settlements in connection with litigation.

Article Eighth of U.S. Bancorp’s Restated Certificate of Incorporation, as amended, provides that a director will not be personally liable to U.S. Bancorp or its stockholders for monetary damages for a breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to U.S. Bancorp or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under the Delaware statutory provision making directors personally liable for unlawful dividends or unlawful stock repurchases or redemptions or (4) for any transaction for which the director derived an improper personal benefit.

The bylaws of U.S. Bancorp provide that the officers and directors of U.S. Bancorp and certain others will be indemnified to substantially the same extent permitted by Delaware law.

U.S. Bancorp maintains a standard policy of officers’ and directors’ insurance.

Item 16.  Exhibits.

The exhibits filed (unless otherwise noted) as a part of this Registration Statement are as follows:

Exhibits
1.1	Form of Distribution Agreement with respect to certain debt securities.*
4.1	Restated Certificate of Incorporation of U.S. Bancorp (incorporated by reference to Exhibit 3.2 to U.S. Bancorp’s Form 8-K filed on June 20, 2013).
4.2	Amended and Restated Bylaws of U.S. Bancorp (incorporated by reference to Exhibit 3.2 to U.S. Bancorp’s Current Report on to Form 8-K filed on December 10, 2013).
4.3	Indenture dated as of October 1, 1991 between U.S. Bancorp and Citibank, N.A., as Senior Trustee (incorporated by reference to Exhibit 4.1 to U.S. Bancorp’s Current Report on Form 8-K dated

Exhibits
November 12, 1991).
4.4

Indenture dated as of October 1, 1991 between U.S. Bancorp and Citibank, N.A., as Subordinated Trustee, as amended by the First Supplemental Indenture dated as of April 1, 1993 (incorporated by reference to Exhibit 4.2 to U.S. Bancorp’s Current Report on Form 8-K dated November 12, 1991 and Exhibit 4.1 to U.S. Bancorp’s Current Report on Form 8-K dated April 26, 1993).

4.5	Form of Common Stock certificate (incorporated by reference to Exhibit 4.1 to U.S. Bancorp’s registration statement on Form S-8 dated August 1, 1997).
4.6	Form of Debt Securities Warrant Agreement.*
4.7	Form of Debt Securities Warrant Certificate (included as part of Exhibit 4.6).*
4.8	Form of Equity Securities Warrant Agreement.*
4.9	Form of Equity Securities Warrant Certificate (included as part of Exhibit 4.8).*
4.10	Form of Purchase Contract Agreement.*
4.11	Form of Deposit Agreement.*
4.12	Form of Depositary Receipt (included as part of Exhibit 4.11).*
4.13	Form of Unit Agreement.*
4.14	Form of Unit Certificate (included as part of Exhibit 4.13).*
5.1	Opinion and consent of Squire Sanders (US) LLP.
12.1	Computation of Ratio of Earnings to Fixed Charges (incorporated by reference to Exhibit 12 to U.S. Bancorp’s Annual Report on Form 10-K for the year ended December 31, 2013).
23.1	Consent of Ernst & Young LLP.
23.2	Consents of Squire Sanders (US) LLP (included in Exhibit 5.1).
24.1	Power of Attorney.
25.1	Form T-1 Statement of Eligibility of Citibank, N.A. to act as Senior Trustee under the Senior Indenture.
25.2	Form T-1 Statement of Eligibility of Citibank, N.A. to act as Subordinated Trustee under the Subordinated Indenture.

*To be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.

Item 17.  Undertakings.

The undersigned registrant hereby undertakes:

(1)                                 To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)                                     To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)                                  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (17 C.F.R. § 424(b)) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)                               To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, That:

(A) Paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the registration statement is on Form S-3 (17 C.F.R. § 239.13) or Form F-3 (17 C.F.R. § 239.33) and the information required to be included in a post-

effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) (17 C.F.R. § 230.424(b)) that is part of the registration statement.

(2)                                 That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)                                 To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)                                 That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

If the registrant is relying on Rule 430B (17 C.F.R. § 230.430B):

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) (17 C.F.R. § 230.424(b)(3)) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) (17 C.F.R. § 230.424(b)(2), (b)(5), or (b)(7)) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) (17 C.F.R. § 230.415(a)(1)(i), (vii), or (x)) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the registrant is subject to Rule 430C (17 C.F.R. § 230.430C), each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (17 C.F.R. § 230.430A), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of the registrant’s securities pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (17 C.F.R. § 230.424);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes to file applications for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on April 18, 2014.

U.S. BANCORP

By:	/s/ Richard K. Davis
Richard K. Davis
Chairman, President and Chief Executive Officer
(principal executive officer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

	Chairman, President and Chief	April 18, 2014
/s/ Richard K. Davis	Executive Officer (principal
Richard K. Davis	executive officer and director)

/s/ Andrew Cecere	Vice Chairman and Chief	April 18, 2014
Andrew Cecere	Financial Officer (principal
financial officer)

/s/ Craig E. Gifford	Executive Vice President and	April 18, 2014
Craig E. Gifford	Controller (principal
accounting officer)

/s/ Douglas M. Baker, Jr.*	Director	April 18, 2014
Douglas M. Baker, Jr.

/s/ Y. Marc Belton*	Director	April 18, 2014
Y. Marc Belton

/s/ Victoria Buyniski Gluckman*	Director	April 18, 2014
Victoria Buyniski Gluckman

/s/ Arthur D. Collins, Jr.*	Director	April 18, 2014
Arthur D. Collins, Jr.

/s/ Roland A. Hernandez*	Director	April 18, 2014
Roland A. Hernandez

/s/ Doreen Woo Ho*	Director	April 18, 2014
Doreen Woo Ho

/s/ Joel W. Johnson*	Director	April 18, 2014
Joel W. Johnson

Signatures		Title	Date

/s/ Olivia F. Kirtley*		Director	April 18, 2014
Olivia F. Kirtley

/s/ Jerry W. Levin*		Director	April 18, 2014
Jerry W. Levin

/s/ David B. O’Maley*		Director	April 18, 2014
David B. O’Maley

/s/ O’Dell M. Owens, M.D., M.P.H.*		Director	April 18, 2014
O’Dell M. Owens, M.D., M.P.H.

/s/ Craig D. Schnuck*		Director	April 18, 2014
Craig D. Schnuck

/s/ Patrick T. Stokes*		Director	April 18, 2014
Patrick T. Stokes

*By:	/s/ James L. Chosy
Name: James L. Chosy
Attorney-in-fact for the persons indicated
above with an *

INDEX TO EXHIBITS

Exhibits
1.1	Form of Distribution Agreement with respect to certain debt securities.*
4.1

Restated Certificate of Incorporation of U.S. Bancorp, as amended (incorporated by reference to Exhibit 3.1 to U.S. Bancorp’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2010).

4.2	Amended and Restated Bylaws of U.S. Bancorp (incorporated by reference to Exhibit 3.2 to U.S. Bancorp’s Current Report on Form 8-K filed December 10, 2013).
4.3

Indenture dated as of October 1, 1991 between U.S. Bancorp and Citibank, N.A., as Senior Trustee (incorporated by reference to Exhibit 4.1 to U.S. Bancorp’s Current Report on Form 8-K dated November 12, 1991).

4.4

Indenture dated as of October 1, 1991 between U.S. Bancorp and Citibank, N.A., as Subordinated Trustee, as amended by the First Supplemental Indenture dated as of April 1, 1993 (incorporated by reference to Exhibit 4.2 to U.S. Bancorp’s Current Report on Form 8-K dated November 12, 1991 and Exhibit 4.1 to U.S. Bancorp’s Current Report on Form 8-K dated April 26, 1993).

4.5	Form of Common Stock certificate (incorporated by reference to Exhibit 4.1 to U.S. Bancorp’s registration statement on Form S-8 dated August 1, 1997).
4.6	Form of Debt Securities Warrant Agreement.*
4.7	Form of Debt Securities Warrant Certificate (included as part of Exhibit 4.6).*
4.8	Form of Equity Securities Warrant Agreement.*
4.9	Form of Equity Securities Warrant Certificate (included as part of Exhibit 4.8).*
4.10	Form of Purchase Contract Agreement.*
4.11	Form of Deposit Agreement.*
4.12	Form of Depositary Receipt (included as part of Exhibit 4.11).*
4.13	Form of Unit Agreement.*
4.14	Form of Unit Certificate (included as part of Exhibit 4.13).*
5.1	Opinion and consent of Squire Sanders (US) LLP.
12.1	Computation of Ratio of Earnings to Fixed Charges (incorporated by reference to Exhibit 12 to U.S. Bancorp’s Annual Report on Form 10-K for the year ended December 31, 2013).
23.1	Consent of Ernst & Young LLP.
23.2	Consents of Squire Sanders (US) LLP (included in Exhibit 5.1).
24.1	Power of Attorney.
25.1	Form T-1 Statement of Eligibility of Citibank, N.A. to act as Senior Trustee under the Senior Indenture.
25.2	Form T-1 Statement of Eligibility of Citibank, N.A. to act as Subordinated Trustee under the Subordinated Indenture.

*To be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.